Exhibit 99.1

Spirit Realty Capital, Inc.

Announces Fourth Quarter of 2022

Financial and Operating Results

– Generated Net Income per Share of $0.48, FFO per Share of $0.87 and AFFO per Share of $0.88 –

– Invested $350.8 Million in Acquisitions and Revenue Producing Expenditures –

– Generated $134.8 Million in Gross Proceeds from Dispositions –

– Issued 1.6 Million Shares for Net Proceeds of $63.9 Million –

Dallas, TX— February 28, 2023 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the fourth quarter ended December 31, 2022.

HIGHLIGHTS

•
Generated net income of $0.48 vs $0.34 per diluted share, FFO per share of $0.87 vs $0.88 and AFFO per share of $0.88 vs $0.85, compared to the same quarter in 2021.
•
Invested $350.8 million at a Cash Capitalization Rate of 7.15%, including the acquisition of 24 properties across 16 transactions with a weighted average lease term of 15.6 years.
•
Generated $134.8 million in gross proceeds from the disposition of 27 properties, including 21 occupied properties at a Disposition Capitalization Rate of 6.22%.
•
Sold and issued 1.6 million shares under the 2021 ATM Program, generating net proceeds of $63.9 million. As of December 31, 2022, Spirit had no unsettled forward contracts to issue shares of common stock.
•
Entered into an unsecured term loan agreement for $500 million of 2.5-year delayed-draw term loans with a six month draw period. As of December 31, 2022, Spirit had not drawn on these term loans. Borrowings will bear interest at 1-month adjusted SOFR plus an applicable margin of 0.95% per annum, based on the Operating Partnership’s credit rating.
•
Maintained strong operational performance, with occupancy of 99.9%, Lost Rent of 0.1% and Unreimbursed Property Costs of 1.4%.
•
Held Corporate Liquidity of $1.7 billion as of December 31, 2022, comprised of cash and cash equivalents, restricted cash, and availability under the 2019 Credit Facility and delayed-draw term loans.

CEO COMMENTS

“Spirit delivered another quarter of strong results, highlighted by our accretive net capital deployment. We ended the year with a well-diversified, high-quality portfolio, which we believe has been underwritten to provide stability despite the uncertainty in the macroeconomic environment. As we enter 2023, we are well positioned with significant liquidity to invest accretively, while maintaining discipline in our capital allocation execution,” stated Jackson Hsieh, President and Chief Executive Officer.

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DIVIDEND

For the fourth quarter of 2022, the Board of Directors declared a quarterly cash dividend of $0.663 per share of common stock, representing an annualized rate of $2.652 per share, and a quarterly cash dividend of $0.375 per preferred share. The common stock dividend was paid on January 13, 2023 to stockholders of record as of December 30, 2022 and the preferred stock dividend was paid on December 30, 2022 to stockholders of record as of December 15, 2022.

For the first quarter of 2023, the Board of Directors declared a quarterly cash dividend of $0.663 per share of common stock, representing an annualized rate of $2.652 per share, and a quarterly cash dividend of $0.375 per preferred share. The common stock dividend will be paid on April 14, 2023 to stockholders of record as of March 31, 2023 and the preferred stock dividend will be paid on March 31, 2023 to stockholders of record as of March 15, 2023.

2023 GUIDANCE

The Company announced its guidance for fiscal year 2023:

•
AFFO per share of $3.53 to $3.59
•
Capital deployment of $700 million to $900 million

(comprised of acquisitions and revenue producing expenditures)

•
Dispositions of $225 million to $275 million

The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company's fourth quarter 2022 earnings conference call is scheduled for Tuesday, February 28, 2023 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:

Go to www.spiritrealty.com and select the corporate information page under investor relations at least 15 minutes prior to the start time of the call to register, download and install any necessary audio software.

Phone:	No access code required.

(844) 826-3035 (Domestic) / (412) 317-5195 (International)

Replay:	Available through Tuesday, March 14, 2023 with access code 10175291.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

SUPPLEMENTAL PACKAGES

A supplemental investor presentation that contains non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of December 31, 2022, our diverse portfolio consisted of 2,115 retail, industrial and other properties across 49 states, which were leased to 351 tenants operating in 34 industries. As of December 31, 2022, our properties were approximately 99.9% occupied. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

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INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversified acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

(SRC:ER)

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations page of our website.

FFO and AFFO

	Quarter Ended December 31,
	2022	2021
Net income attributable to common stockholders	$67,493	$41,782
Portfolio depreciation and amortization	76,235	64,259
Portfolio impairments	26,060	4,795
Gain on disposition of assets	(47,793)	(1,672)
FFO attributable to common stockholders	$121,995	$109,164
Deal pursuit costs	3,165	276
Non-cash interest expense, excluding capitalized interest	2,796	1,928
Straight-line rent, net of uncollectible reserve	(8,437)	(8,817)
Other amortization and non-cash charges	(490)	(598)
Non-cash compensation expense	4,559	3,507
Costs related to COVID-19[1]	–	26
AFFO attributable to common stockholders	$123,588	$105,486

Dividends declared to common stockholders	$93,636	$81,378
Dividends declared as a percent of AFFO	76%	77%

Net income per share of common stock – Basic	$0.48	$0.34
Net income per share of common stock – Diluted	$0.48	$0.34
FFO per share of common stock – Diluted[2]	$0.87	$0.88
AFFO per share of common stock – Diluted[2]	$0.88	$0.85

Weighted average shares of common stock outstanding – Basic	139,630,855	123,798,904
Weighted average shares of common stock outstanding – Diluted	139,630,855	124,194,961

1 Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.

2 Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Quarter Ended December 31,
	2022	2021
FFO	$0.2 million	$0.2 million
AFFO	$0.2 million	$0.2 million

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

(Unaudited)

Adjusted Debt, EBITDAre and Adjusted EBITDAre

Adjusted Debt	December 31, 2022
2019 Credit Facility	$55,500
2022 Term Loans, net	792,309
Senior Unsecured Notes, net	2,722,514
Mortgages payable, net	4,986
Total debt, net	3,575,309
Unamortized debt discount, net	9,556
Unamortized deferred financing costs	25,460
Cash and cash equivalents	(8,770)
Restricted cash	(53,183)
Adjusted Debt	3,548,372
Preferred Stock at liquidation value	172,500
Adjusted Debt + Preferred Stock	$3,720,872

Annualized Adjusted EBITDAre	Quarter Ended December 31, 2022
Net income	$70,080
Interest	33,049
Depreciation and amortization	76,379
Income tax expense	257
Gain on disposition of assets	(47,793)
Portfolio impairments	26,060
EBITDAre	158,032
Adjustments to revenue producing acquisitions and dispositions	2,785
Construction rent collected, not yet recognized in earnings	325
Deal pursuit costs	3,165
Non-cash compensation expense	4,559
Adjusted EBITDAre	168,866
Adjustments related to straight-line rent[1]	882
Other adjustments for Annualized Adjusted EBITDAre[2]	(634)
Annualized Adjusted EBITDAre	$676,456

Total debt, net / Annualized net income[3]	12.8	x
Adjusted Debt / Annualized Adjusted EBITDAre	5.2	x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.5	x

1 Adjustment relates to current period amounts deemed not probable of collection related to straight-line rent recognized in prior periods.

2 Adjustment relates to current period recoveries related to prior period rent deemed not probable of collection, prior period property costs and certain other income where annualization would not be appropriate.

3 Represents net income for the three months ended December 31, 2022 annualized.

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